Exhibit 99.1

PRESS RELEASE

COMCAST AND GE TO CREATE LEADING ENTERTAINMENT COMPANY

Positions Comcast and NBCU to Lead the Next Phase of Media Industry’s Evolution

Builds on Diverse Cable Portfolio, Accelerates Digital Offerings and Expands Customer Choice

Entity Will Deliver Strong Cash Flow With Conservative Capital Structure

NBCU Businesses Valued at $30 Billion, Comcast to Contribute Businesses Valued at $7.25 Billion

Comcast To Own 51%, GE 49% Interest in NBCU

Jeff Zucker to Lead New York-based Venture

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PHILADELPHIA, PA and FAIRFIELD, CT – Dec. 3, 2009 – Comcast (NASDAQ: CMCSA, CMCSK) and General Electric (NYSE: GE) announced today that they have signed a definitive agreement to form a joint venture that will be 51 percent owned by Comcast, 49 percent owned by GE and managed by Comcast.  The joint venture, which will consist of the NBC Universal (NBCU) businesses and Comcast’s cable networks, regional sports networks and certain digital properties and certain unconsolidated investments, will be well positioned to compete in an increasingly dynamic and competitive media and digital environment.

The combination of assets creates a leading media and entertainment company with the proven capability to provide some of the world’s most popular entertainment, news and sports content, movies and film libraries to consumers anytime, anywhere. The joint venture will provide consumers the broadest possible access to content, and support high-quality, award-winning content development across all platforms including film, television, and online. It will be anchored by an outstanding portfolio of cable networks and regional sports networks that will account for about 80 percent of its cash flow, including USA, Bravo, Syfy, E!, Versus, CNBC and MSNBC. The joint venture will be financially strong with a robust cash-flow-generation capability.

Under the terms of the transaction, GE will contribute to the joint venture NBCU’s businesses valued at $30 billion, including its cable networks, filmed entertainment, televised entertainment, theme parks, and unconsolidated investments, subject to $9.1 billion in debt to third party lenders. Comcast will contribute its cable networks including E!, Versus and the Golf Channel, its ten regional sports networks, and certain digital media properties, collectively valued at $7.25 billion, and make a payment to GE of approximately $6.5 billion of cash subject to certain adjustments based on various events between signing and closing.

Comcast Chairman and Chief Executive Officer Brian Roberts said, “This deal is a perfect fit for Comcast and will allow us to become a leader in the development and distribution of multiplatform ‘anytime, anywhere’ media that American consumers are demanding.  In particular, NBCU’s fast-growing, highly profitable cable networks are a great complement to our industry-leading distribution business.  Today’s announced transaction will increase our capabilities in content and cable networks.  At the same time, it will enhance consumer choice and accelerate the development of new digital products and services.  GE has provided NBCU with a great home and has dramatically and positively transformed the business.  We are honored that under this agreement Comcast would take over the stewardship of this important collection of assets and are absolutely committed to investing in NBCU and ensuring that it is a vibrant, financially strong company able to thrive in a rapidly evolving marketplace by delivering innovative programming.  We are particularly pleased to be creating this new joint venture with GE and Jeff Immelt and to have their continued involvement.

“For Comcast, this transaction is strategically compelling and will generate attractive financial returns and build shareholder value,” continued Roberts.  “It is also expected to be immediately accretive and will also allow us to maintain our strong commitment to returning capital to shareholders– all while increasing the scale, capabilities and value of our cable distribution, content and digital assets.  Significantly, it is entirely consistent with our intense focus on value creation and our disciplined strategy of pursuing profitable growth in areas complementary to our distribution business.”

GE Chairman and CEO Jeff Immelt said, “The combination of Comcast’s cable and regional sports networks and digital media properties and NBCU will deliver strong returns for GE shareholders and business partners. NBCU has been a great business for GE over the past two decades. We have generated an average annual return of 11 percent, while expanding into cable, movies, parks and international media.  We are reducing our ownership stake from 80 percent to 49 percent of a more valuable entity. By doing so, GE gets a good value for NBCU. This transaction will generate approximately $8 billion of cash at closing with an expected small after-tax gain.  We have many opportunities to invest in our high-technology infrastructure businesses at attractive returns. I believe that the new NBCU will deliver value for both Comcast and GE in the future. We will give consumers and advertisers more choice and our cable and digital assets will be second to none. I am confident Brian Roberts and his team at Comcast will be great partners.”

Comcast also announced the creation of Comcast Entertainment Group (CEG), which will house Comcast’s interest in the joint venture and will stand alongside Comcast Cable, which operates the company’s traditional cable business.

Comcast Chief Operating Officer Steve Burke said, "Both Comcast and NBCU have excellent track records of integrating and growing multi-billion dollar businesses, including significant content acquisitions.  In addition, we have both developed some of the country’s most popular programming and built many of the most watched and valued networks in the industry.  We are confident that we’ll be even stronger together, and look forward to working with Jeff Zucker and the NBCU team to deliver the best consumer experience.”

Jeff Zucker, current president and CEO of NBCU, will be CEO of the new joint venture and will report to Burke. Zucker said, “Combining the assets of NBCU, ranging from our suite of cable properties and two broadcast networks to a legendary film studio and global theme park business, with the content assets and resources of Comcast, will enable us to continue to thrive in an ever-changing media landscape.  Consumers of all of our products – on screens large and small – will have the benefit of enhanced content and experiences, delivered to them in new and better ways as a result of this transaction. This marks the start of a new era for NBCU, and I'm genuinely excited that I will be leading this wonderful organization, along with the Comcast team, at this important time in our history.”

Headquarters for the business will remain in New York. The joint venture board will have three directors nominated by Comcast and two nominated by GE.

Key Elements Of The Transaction:

•	NBCU will borrow approximately $9.1 billion from third-party lenders and distribute the cash to GE.
•	NBCU, valued at $30 billion, will be contributed to the newly formed joint venture. Comcast will contribute its programming businesses and certain other properties valued at $7.25 billion.
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GE will acquire Vivendi's 20% interest in NBCU for $5.8 billion. GE will purchase approximately 38% of Vivendi’s interest (or approximately 7.66% of all outstanding NBCU shares) from Vivendi for $2 billion in September 2010, if the Comcast transaction is not closed by then.  GE will acquire the remaining 62% of Vivendi’s interest (or approximately 12.34% of all outstanding NBCU shares) for $3.8 billion when the transaction closes.

•	Comcast will make a payment to GE of approximately $6.5 billion in cash subject to certain adjustments based on various events between signing and closing.
•	The new venture will be 51% owned by Comcast and 49% owned by GE.
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GE expects to realize $9.8 billion pre-tax in cash before debt reduction and transaction fees and after buyout of the Vivendi stake. GE expects to realize approximately $8 billion in cash after paying down the existing NBCU debt and transaction fees.

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GE will be entitled to elect to cause the joint venture to redeem one-half of its interest at year 3 ½ and its remaining interest at year 7.  The joint venture’s obligations to complete those purchases will be subject to the venture’s leverage ratio not exceeding 2.75X EBITDA and the venture continuing to hold investment-grade ratings. Comcast also has certain rights to purchase GE’s interest in the venture at specified times. All such transactions would be done at a 20% premium to public market value with 50% sharing of upside above the closing valuation.

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To the extent the joint venture is not required to meet GE’s redemption requests, Comcast will provide a backstop up to a maximum of $2.875 billion for the first redemption and a total backstop of $5.750 billion.

The transaction has been approved by the Board of Directors of GE and Comcast. It is subject to receipt of various regulatory approvals, including clearance under the Hart-Scott-Rodino Antitrust Improvements Act, and approvals of the Federal Communications Commission and certain international agencies. The transaction is also subject to other customary closing conditions. NBCU has obtained $9.85 billion of committed financing through a consortium of banks led by J.P. Morgan, Goldman Sachs, Morgan Stanley, BofA Merrill Lynch and Citi.  This financing is expected to receive solid investment-grade ratings from S&P and Moody’s.

Comcast and GE intend to submit regulatory applications supporting the pro-competitive and strong public interest benefits of the transaction, including how the joint venture will better meet the entertainment, communications and information needs of the American public.

“We are prepared to make affirmative commitments to ensure that the pro-consumer and public interest benefits of the transaction are realized,” Roberts said.  “Today, we have announced a number of initial commitments that expand on the capabilities that Comcast and NBCU have built over the years, and the new opportunities that this combination makes possible.  These commitments address the needs of various audiences and stakeholders, and we will provide additional details on these and other commitments in our public interest filing with the Federal Communications Commission.”

Advisors
Morgan Stanley is lead financial advisor to Comcast with UBS and BofA Merrill Lynch acting as co-advisors.  Davis Polk & Wardwell LLP is Comcast’s legal advisor.  J.P. Morgan is lead financial advisor to GE with Goldman Sachs and Citi acting as co-advisors.  Weil, Gotshal & Manges LLP is GE’s and NBCU’s legal advisor.

Teleconference and Webcast
Comcast will host a conference call with the financial community today, December 3, 2009, at 8:30 a.m. Eastern Time (ET) to discuss this morning’s announcement with Comcast Chairman and CEO Brian L. Roberts, Comcast Chief Operating Officer Stephen B. Burke and Comcast Chief Financial Officer, Michael J. Angelakis. The conference call will be broadcast live via the Company’s Investor Relations website at www.cmcsa.com or www.cmcsk.com.  Those parties interested in participating via telephone should dial (800) 263- 8495 with the conference ID number 44380493.  A telephone replay of the call will be available on the Investor Relations website starting at 12:30 p.m. Eastern Time on December 3, 2009 and will be available until December 8, 2009 at midnight Eastern Time.  To access the rebroadcast, please dial (800) 642-1687 conference ID 44380493.

GE will also host a webcast with the financial community today, December 3, 2009, at 8:30 a.m. Eastern Time / 7:30 a.m. Central Time to discuss this morning’s announcement with GE Chairman and CEO Jeff Immelt, GE Chief Financial Officer Keith Sherin and NBCU President and CEO Jeff Zucker.  The webcast will be available at www.ge.com/investors.  A replay will be available later in the day on the site.

Additional media materials are available at www.ge.com/newnbcu, www.comcast.com/nbcutransaction and https://www.nbcumv.com/mv/.

The description of this transaction included in this press release is qualified in its entirety by, and is subject to, the terms of the definitive documentation for the transaction to be filed by Comcast with the Securities and Exchange Commission on a Current Report on Form 8-K.

About GE
GE (NYSE: GE) is a diversified infrastructure, finance and media company taking on the world’s toughest challenges. From aircraft engines and power generation to financial services, medical imaging, and television programming, GE operates in more than 100 countries and employs about 300,000 people worldwide. For more information, visit the company's Web site at www.ge.com.

About Comcast Corporation
Comcast Corporation (Nasdaq: CMCSA, CMCSK) (www.comcast.com) is one of the nation's leading providers of entertainment, information and communication products and services. With 23.8 million cable customers, 15.7 million high-speed Internet customers, and 7.4 million Comcast Digital Voice customers, Comcast is principally involved in the development, management and operation of cable systems and in the delivery of programming content.

Comcast's content networks and investments include E! Entertainment Television, Style Network, Golf Channel, VERSUS, G4, PBS KIDS Sprout, TV One, ten sports networks operated by Comcast Sports Group and Comcast Interactive Media, which develops and operates Comcast's Internet businesses, including Comcast.net (www.comcast.net). Comcast also has a majority ownership in Comcast-Spectacor, whose major holdings include the Philadelphia Flyers NHL hockey team, the Philadelphia 76ers NBA basketball team and two large multipurpose arenas in Philadelphia.

About NBC Universal:
NBC Universal is one of the world’s leading media and entertainment companies in the development, production, and marketing of entertainment, news, and information to a global audience. NBC Universal owns and operates a valuable portfolio of news and entertainment networks, a premier motion picture company, significant television production operations, a leading television stations group, and world-renowned theme parks. NBC Universal is 80% owned by General Electric and 20% owned by Vivendi.

Combined Assets/Properties

The assets and properties owned or controlled by the new joint venture will include some of the best known brands in the entertainment industry, including:

•	Several of television’s most successful cable networks, including USA, Bravo, CNBC, MSNBC, Syfy, E!, Style, Versus and the Golf Channel;
•	One of the nation's largest television groups, including:
o	The NBC Television Network;
o	Local broadcast TV stations in ten top U.S. markets including New York, Los Angeles, Chicago and Philadelphia;
o	The national Telemundo Network and 16 Telemundo O&O stations in locations such as Los Angeles, New York, Miami, Houston, Chicago and Dallas/Ft.Worth;
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Preeminent television production operations that produce Emmy Award winning programs like The Office, 30 Rock, Law & Order, Heroes, Saturday Night Live and The Tonight Show, as well as syndicate operations through NBC Universal Domestic and International Distribution and a 3,000-title library of television episodes;

•	NBC News, the leading source of global news and information in the United States with top-rated programs such as Nightly News with Brian Williams, Today and Meet the Press;
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A robust sports programming lineup featuring the Olympics (through 2012), NBC Sunday Night Football, NHL/Stanley Cup, PGA Tour, US Open, Ryder Cup, Wimbledon and the Kentucky Derby, Versus, Golf Channel and Comcast’s 10 regional sports networks;

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Universal Pictures, which has produced Academy Award winners Atonement, The Bourne Ultimatum, Brokeback Mountain, Ray and A Beautiful Mind, Focus Features, which recently produced Away We Go, and an extensive movie library with more than 4,000 titles through Universal Studios Home Entertainment;

•	Fast growing digital media properties including CNBC.com, iVillage, NBC.com, Fandango, and Daily Candy, which together generate more than 40 million unique users each month;
•	Ownership of theme parks in Florida (50% interest), California (100% interest) and a financial interest in a theme park in Japan;
•	A minority interest in A&E, Biography, The History Channel, The Weather Channel, Lifetime and Hulu.com.

Caution Concerning Forward-Looking Statements

This document contains “forward-looking statements” – that is, statements related to future, not past, events. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. These statements are made on the basis of the views and assumptions of management.  Particular uncertainties that could cause actual results to be materially different than those expressed in these forward-looking statements include: the timing of, or ability to obtain, necessary regulatory and governmental approvals on acceptable terms; the timing and completion of the financing of NBC Universal on contemplated terms before the closing of the proposed joint venture; the receipt of an investment grade rating from the rating agencies of the proposed joint venture between GE and Comcast; adverse developments in the business and operations of NBC Universal, including potential disruption that may make it more difficult to maintain business and operational relationships; and the successful combination, operation and overall performance of the joint venture post closing. For GE, an additional uncertainty includes its ability to redeploy its capital into high-growth technology businesses. For Comcast and NBC Universal, additional uncertainties include the ability to integrate the programming assets of Comcast and NBC Universal in the new joint venture; the ability of the new joint venture to create popular programming, to develop new digital products and services, and to succeed in the highly competitive media industry; the ability of the new joint venture to generate attractive financial returns and strong cash flows; and, the effect of any conditions that regulators may impose in permitting the transaction to proceed. These uncertainties may cause actual future results to be materially different than those expressed in these forward-looking statements. None of GE, Comcast nor NBC Universal undertake to update these forward-looking statements.

Media Contacts:
Comcast:
Jennifer Khoury, 215-286-7408, Jennifer_Khoury@comcast.com
John Demming, 215-286-8011, John_Demming@comcast.com
GE:
Anne Eisele, 203-522-9045, anne.eisele@ge.com
NBCU:
Allison Gollust, 212-664-3220, Allison.gollust@nbc.com